UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON,  DC 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 20, 2018

Avnet, Inc.

(Exact Name of Registrant as Specified in Charter)

New York	1-4224	11-1890605
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2211 South 47th Street, Phoenix, Arizona	85034
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (480) 643-2000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 26, 2018, Avnet, Inc. (the “Company”), acting pursuant to authorization from its Board of Directors, provided written notice to the New York Stock Exchange (the “NYSE”) that it intends to voluntarily delist its common stock (“Common Stock”), par value $1.00 per share, from the NYSE promptly following the close of trading on May 7, 2018 and intends to transfer the listing of its Common Stock to the NASDAQ Global Select Market (“NASDAQ”). The Company has been authorized for listing on NASDAQ and expects that its Common Stock will be listed and begin trading on NASDAQ at market open on May 8, 2018 under the same ticker symbol of AVT.

Until the opening of trading of the Common Stock on NASDAQ on May 8, 2018, the Company’s Common Stock will continue to trade on the NYSE under the ticker symbol AVT.

Item 7.01   Regulation FD Disclosure.

The Company issued the press release attached hereto as Exhibit 99.1 in connection with the transfer of the Common Stock to NASDAQ.

The information in Items 7.01 and 9.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that Section and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

 Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated April 26, 2018 (filed herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 2018	AVNET, INC.
Registrant

	By:	/s/ Thomas Liguori
Name: Thomas Liguori
Title: Chief Financial Officer